Exhibit 10.27

Consent, Waiver and Release Agreement

September 28, 2005

This Consent, Waiver and Release Agreement (this “Agreement”) is made and entered into as of the 28th day of September, 2005 among Artisoft, Inc., a Delaware corporation (the “Company”), and each of the undersigned holders (collectively, the “Stockholders”) of shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), and warrants (the “Warrants”) to purchase Common Stock who are parties to any of the Prior Agreements or the 2004 Agreement (as such terms are defined below) (such Stockholders holding a sufficient number of shares of Common Stock and interests in the Warrants to take the actions provided for herein).

WHEREAS, the Company desires to enter into a purchase agreement substantially in the form attached hereto as Exhibit A (the “2005 Purchase Agreement”) with certain investors (the “Investors”), including certain Stockholders, relating to the issuance and sale of Common Stock;

WHEREAS, the Company and the Stockholders are parties to, as applicable, to (i) that certain Registration Rights Agreement, dated August 8, 2001 (the “2001 Agreement”), (ii) that certain Registration Rights Agreement, dated September 27, 2002 (the “2002 Agreement”), and (iii) that certain Registration Rights Agreement, dated June 27, 2003, (the “2003 Agreement,” together with the 2001 Agreement and the 2002 Agreement, the “Prior Agreements”), and (iv), that certain Stock Purchase Agreement, dated September 28, 2004, pursuant to which certain of the Stockholders were granted registration rights (the “2004 Agreement”);

WHEREAS, the Stockholders desire that the Company and the Investors enter into the 2005 Purchase Agreement; and

WHEREAS, the parties hereto desire to make certain consents and waivers and grant releases in connection with the 2005 Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto consent and agree as follows:

1. Consent to 2005 Purchase Agreement. The Stockholders hereby consent to the 2005 Purchase Agreement and the transactions contemplated thereby, including without limitation, the issuance and sale of the Common Stock pursuant thereto.

2. Amendment to Certificate of Incorporation. The Company shall, as soon as practicable, amend its Certificate of Incorporation (including all applicable Certificates of Designation) as contemplated in the 2005 Purchase Agreement and to reflect any additional amendments required by the transactions contemplated thereby, including increasing the number of shares of Common Stock authorized but unissued sufficient to allow reservation of all shares required to be reserved under the Warrants and the New Warrants (as defined below), and to remove provisions relating to all classes and series of preferred stock of the Company, for which no shares remain issued and outstanding. The Company shall, in accordance with applicable law and its Certificate of Incorporation and by-laws, duly call, give notice of, convene and hold its annual meeting of the Company’s stockholders (the “Annual Meeting”) on or before April 15, 2006, for, among other purposes, the purpose of considering the approval of the amendment to the Company’s Certificate of Incorporation described above. In connection with the definitive proxy statement for the Annual Meeting, such proxy statement shall include the unanimous recommendation of the Company’s board of directors that the Company’s stockholders approve such amendment to the Company’s Certificate of Incorporation.

3. Waiver of Reservation of Shares. In consideration for the issuance of warrants (the “New Warrants”), in the form attached hereto as Exhibit B, each undersigned Stockholder hereby waives Section 7 of all of the Warrants held by such Stockholder, as applicable, and agrees that the Company may remove from reservation the shares of Common Stock issuable upon exercise of the Warrants for purposes of effecting the transactions contemplated by the 2005 Purchase Agreement; provided, however, that the Company covenants and agrees that, as soon as practicable following the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock thereunder, the Company shall again reserve, pursuant to Section 7 of the Warrants, a sufficient number of shares of Common Stock as is necessary for full issuance upon exercise of the Warrants. The New Warrants shall be exercisable for the number of shares of Common Stock set forth across such Stockholder’s name on Schedule I.

4. 2004 Agreement - Waiver of Liquidated Damages; Release.

(a) Waiver of Liquidated Damages. In consideration for the New Warrants and except to the extent set forth in Section 4(c) below, the Stockholders hereby waive any right of any Stockholder to the payment of liquidated damages, whether accrued or accruing, under Section 3.10(d) of the 2004 Agreement through the period ending August 31, 2005. For avoidance of doubt, the Stockholders do not waive, or release the Company from liability for, any liquidated damages under Section 3.10(d) of the 2004 Agreement for any period after August 31, 2005 whether under Section 4(a), 4(b) or otherwise.

(b) Release. Except to the extent set forth in Section 4(c) below, each Stockholder hereby releases and forever discharges the Company from all liquidated damages accrued or accruing for the period through August 31, 2005 that the undersigned has, under Section 3.10(d) of the 2004 Agreement, by reason of the failure of the Company to file and have declared effective by the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock purchased (or received on conversion of securities purchased) by such Stockholder pursuant to the 2004 Agreement.

(c) Failure to Amend Certificate of Incorporation. Notwithstanding anything contained herein to the contrary, if (A) the amendment to the Company’s Certificate of Incorporation described in Section 2 hereof is not effective as of April 15, 2006, and (B) the undersigned Stockholders affiliated with M/C Venture Partners, Special Situations Fund and Pathfinder Ventures II, L.L.C. have voted their shares of capital stock of the Company in favor of such amendment, then (1) Sections 4(a) and 4(b) hereof shall be of no force or effect and will be deemed to have been omitted from this Agreement when originally executed, and (2) the liquidated damages accrued and owing as of the date hereof under Section 3.10(d) of the 2004

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Agreement shall be paid in cash on April 16, 2005 by wire transfer of immediately available funds to each of the parties hereto and upon payment thereof, the New Warrants issued in satisfaction of such liquidated damages shall expire un-exercised.

5. Prior Agreements - Waiver of Liquidated Damages; Release.

(a) Waiver of Liquidated Damages. The undersigned Stockholders hereby permanently, irrevocably and unconditionally waive in full, now and forever, the application of Section 2(c)(i) of the Prior Agreements with respect to the payment of liquidated damages and hereby permanently, irrevocably and unconditionally waive in full, now and forever, any right of such Stockholder to the payment of liquidated damages, whether accrued or accruing, under Section 2(c)(i) of the Prior Agreements.

(b) Release. Each undersigned Stockholder hereby releases and forever discharges the Company (or any of its affiliates) of and from all actions, causes of actions, suits, debts, duties, accounts, bonds, covenants, claims and demands whatsoever that the undersigned has, or hereafter can, shall or may have, for or by reason of, or in any way arising out of, any cause, matter or thing whatsoever existing up to the present time and, in particular, without in any way limiting the generality of the foregoing, for and by reason of, or in any way arising out of, all claims associated with rights under Section 2(c)(i) of the Prior Agreements either derivative or direct, associated with actions taken by the Company or actions not taken by the Company thereunder. Each undersigned Stockholder agrees not to take any steps or initiate any proceedings (legal or administrative) against the Company (or any of its affiliates), or otherwise seek relief over and against the Company (or any of its affiliates), which the undersigned might currently, or in the future may then have or be entitled to claim, which relate to or are occasioned by Section 2(c)(i) of the Prior Agreements.

6. Waiver of Additional Provisions of the 2004 Agreement. The Stockholders that are parties to the 2004 Agreement, on behalf of all of the parties to the 2004 Agreement, hereby waive Sections 3.4 [Right of First Refusal], 4.2 [Issuance of Equity Securities], solely for purposes of effecting the transactions contemplated by the 2005 Purchase Agreement. The Stockholders that are parties to the 2004 Agreement, on behalf of all of the parties to the 2004 Agreement, hereby waive Sections and 4.9 [Restrictions on Indebtedness] of the 2004 Agreement with respect to the entry into a senior credit facility with Silicon Valley Bank in the aggregate amount of $9 million and the promissory note to be issued to Comdial Corporation in the amount of $2.75 million.

7. Non-Consenting Holders. The Company hereby agrees to confer with all stockholders who are party to any of the Prior Agreements or the 2004 Agreement and to use commercially reasonable efforts to have such parties execute an agreement resolving the outstanding liquidated damages under the Prior Agreements and the 2004 Agreement and providing for substantially the same terms and conditions as contained herein.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile, which shall be deemed an original.

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9. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity or enforceability of any other provision and of the entire Agreement shall not be affected.

10. Enforceability. Upon execution of this Agreement by the undersigned Stockholders, the validity of any waiver, consent or amendment made hereunder shall be unaffected by the failure of any one or more stockholders of the Company to execute this Agreement.

11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

12. Confidentiality. Each of the Stockholders hereby agrees, that except as required by law, to hold in confidence the 2005 Purchase Agreement, this Agreement, all of the terms thereof and all of the transactions contemplated thereby and hereby until such time as the material terms thereof and hereof are publicly disclosed by the Company (which the Company agrees to do in compliance with applicable law).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ARTISOFT, INC.

By:	/s/ DUNCAN G. PERRY
Name:	Duncan G. Perry
Title:	Chief Financial Officer

M/C VENTURE PARTNERS V, L.P.
By M/C VP V, LLC, its general partner

By:	/s/ John P. Ward
Name:	John P. Ward
Title:	General Partner

M/C VENTURE INVESTORS, LLC

By:	/s/ John P. Ward
Name:	John P. Ward
Title:

SPECIAL SITUATIONS FUND III, L.P.

By:	AWM INVESTMENT COMPANY, INC.

Its:	GENERAL PARTNER

By:	/s/ AUSTIN W. MARXE
Name:	Austin W. Marxe
Title:	Managing Director

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:	AWM INVESTMENT COMPANY, INC.

Its:	GENERAL PARTNER

By:	/s/ AUSTIN W. MARXE
Name:	Austin W. Marxe
Title:	Managing Director

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	MG ADVISERS L.L.C.

Its:	GENERAL PARTNER

By:	/s/ AUSTIN W. MARXE
Name:	Austin W. Marxe
Title:	Managing Director

SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

By:	SST ADVISERS, L.L.C.

Its:	GENERAL PARTNER

By:	/s/ AUSTIN W. MARXE
Name:	Austin W. Marxe
Title:	Managing Director

SPECIAL SITUATIONS TECHNOLOGY FUND II, L.P.

By:	SST ADVISERS, L.L.C.

Its:	GENERAL PARTNER

By:	/s/ AUSTIN W. MARXE
Name:	Austin W. Marxe
Title:	Managing Director

PATHFINDER VENTURES II, L.L.C.

By:	/s/ R. RANDY STOLWORTHY
Name:	R. Randy Stolworthy
Title:	Manager

Schedule I

Vertical Communications, Inc.

LD Warrant Holders

LD Warrants
M/C Venture Partners V, L.P	836,318
M/C Venture Investors, LLC	15,579
Chestnut Venture Partners, L.P	34,156

Total MC Ventures	886,053

Special Situations Fund III, L.P.	118,161
Special Situations Cayman Fund, L.P.	38,254
Special Situations Private Equity Fund, L.P.	36,978
Special Situations Technology Fund, L.P.	3,188
Special Situations Technology Fund II, L.P.	15,939

Total Special Situations	212,520

Pathfinder Ventures II, L.L.C. (Stolworthy)	73,142

Constable Capital L.L.C.	4,696
Constable Capital QP L.L.C.	4,164

Total Constable	8,860

Household Investment Funding, Inc.	22,151

Daniel & Linda Ahlberg	1,269
Alice Ann Corporation	1,269
Robert G. Allison	1,269
David C. and Carole O. Brown	1,015
Robert H. Clayburgh	1,269
Bradley A. Erickson	1,015
Michael E. McElligott	948
Alan R. Reckner	1,015
Manuel A. Villafana	1,269
Janet M. Voight	1,193
James B. Wallace	1,193
Dennis D. Gonyea	1,269
Daniel & Patrice Perkins	888
James G. Peters	457
David H. Potter	609

Total	1,218,673